UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2005
BEACON POWER CORPORATION (Exact Name of Registrant as Specified in Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	001-16171 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 BALLARDVALE STREET WILMINGTON, MA (Address of Principal Executive Offices)	01887 (Zip Code)
Registrant's telephone number, including area code: 978-694-9121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 3.01.        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As permitted by General Instruction B to the Form 8-K, this Current Report incorporates by reference the information contained in two previously filed reports relating to a Securities Purchase Agreement (the "Purchase Agreement") by and among Beacon Power Corporation (the "Company"), and ten "accredited investors" (collectively, the "Purchasers") and Warrants (the "Warrants") issued in connection with the Purchase Agreement: Form 8-K filed on November 7, 2005 (File No. 001-16171), as amended by the Form 8-K/A filed on November 7, 2005 (File No. 001-16171).

The Warrants issued to the Purchasers stated that the aggregate number of shares issuable pursuant to the transactions contemplated by the Purchase Agreement (including all Warrants) is capped at 19.99% of the total shares outstanding the day prior to closing unless the Company receives shareholder approval "in accordance with the rules and regulations of the Trading Market." [Emphasis added.]

On December 15, 2005, the Company received a letter from The Nasdaq Stock Market stating that the above cap should apply for the life of the transaction unless shareholder approval is obtained, and that as the above quoted Warrant language did not explicitly so provide, the Company's financing transaction did not comply with Marketplace Rule 4350(i)(1)(D)(ii). That same letter then stated that due to the amendment described in the next sentence, the Company has regained compliance with that Marketplace Rule. The Company and all Purchasers have amended the Warrants so that the above quoted language now provides that shareholder approval, if required, would be obtained "in accordance with the rules and regulations of The Nasdaq Capital Market." [Emphasis added.]

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Beacon Power Corporation, dated December 19, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Date: December 20, 2005	By:___/s/ James M. Spiezio_____________
Name: James M. Spiezio
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Beacon Power Corporation, dated December 19, 2005